WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FIRST QUARTER 2011
Company Declares Second Quarter 2011 Cash Dividend

~ FFO Per Share Increased 19% to $0.44 compared to First Quarter 2010 ~

FOR IMMEDIATE RELEASE

Boston, Massachusetts – May 5, 2011 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor,  today announced financial and operating results for the first quarter ended March 31, 2011.  All per share amounts are on a diluted basis.

First Quarter 2011 Financial Results

Net income applicable to Common Shares for the quarter ended March 31, 2011 was $7.1 million, or $0.26 per Common Share, compared with net income of $4.1 million, or $0.20 per Common Share for the quarter ended March 31, 2010.

For the quarter ended March 31, 2011, the Company reported Funds from Operations (FFO) applicable to Common Shares of $12.0 million, or $0.44 FFO per Common Share, compared with FFO of $7.9 million, or $0.37 per Common Share, for the quarter ended March 31, 2010.

“We started 2011 with strong momentum.  We have executed on $34.2 million of acquisitions and a number of our investments have realized full accretion or return of capital with gains.  These activities have significantly contributed to a 19% increase in our year over year FFO per share.” stated Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer.  “In addition, the Company further strengthened its capital structure, adding capacity to our credit facility and raising over $61 million of equity in the second quarter.  Our expanded capital base and robust pipeline of opportunities will enable Winthrop to execute on our deep investing value strategy.”

2011 First Quarter Investment Activity

•
Entered into a contract with a venture in which Winthrop will hold a 50% interest to acquire the collateral management agreements with respect to three real estate CDOs that hold approximately $1.8 billion in loans and loan securities.  The acquisition of the collateral management agreements is subject to the satisfaction of certain conditions precedent, including required third party consents.

•
Executed an agreement to purchase a 75% interest in a joint venture for $25.2 million.  The venture owns the general partnership interests in developer fees and advances receivable from partnerships owning 26 multifamily and senior housing properties. This investment is comprised of approximately 4,400 units located primarily in the Pacific Northwest and California. The first stage of the transaction closed in March 2011 pursuant to which we acquired for $7.0 million certain of the receivables owned by the underlying partnerships.  The balance of the transaction is expected to close in the second quarter of 2011.

•
Formed a 50/50 joint venture to acquire a first mortgage secured by a lien on a recently constructed, 26-story, 66-room boutique hotel located on 46th Street between 5th and Madison Avenues in New York, New York.  The performing loan, which was purchased for $15.6 million at a 4.3% discount to its face value of $16.3 million, bears interest at a rate of 9.33%.

•
Formed a 50/50 joint venture to acquire two non-performing first mortgage loans secured by two retail centers located in Riverside County, California.  The loans, purchased for an aggregate of $35.6 million, are in maturity default and upon acquisition, foreclosure proceedings were initiated.

•
Restructured a $30.1 million 5.88% interest rate performing first mortgage loan secured by a 276 unit Class A apartment community in Tempe, Arizona into a $15.2 million 4.85% interest senior participation, which was issued at par and retained a $15.7 million junior participation with an effective current yield of 9.1% and a yield to maturity of 14.7%.

•
Reached an agreement with the first mortgage lender on Newbury Apartments pursuant to which the lender waived all defaulted interest, modified the payments to interest only and extended the maturity date to February 1, 2014.

•	Financed the Plantation, Florida property with an $11.0 million first mortgage loan bearing interest at 6.483% and maturing on April 1, 2018.

•
Entered into an agreement to sell at par a $10.0 million sub-participation interest secured by the Beverly Hills Hilton Hotel that we acquired in December 2009 for $5.25 million.  The purchaser has the right to close at any time up to July 9, 2011.

•
Entered into contracts to sell two of the vacant Kroger properties located in St. Louis, Missouri and Knoxville, Tennessee for an aggregate purchase price of $3.9 million, subject to the purchasers’ due diligence.

Second Quarter 2011 Investment Activity

•	Our Metropolitan Tower B Note and rake bond receivable, which were acquired for an aggregate purchase price of $11.75 million, were satisfied at par for approximately $23.75 million.

•
Winthrop began to receive funds previously held in escrow of $2.3 million related to a Delaware Supreme Court unanimously affirming a Delaware Chancery Court’s prior ruling that the notes issued by Concord CDO, a debt platform in which Winthrop holds a one-third interest, were validly delivered for cancellation.

•	Provided a $2.0 million secured bridge loan to the owners of a leasehold interest in a property located at 450 West 14th Street, New York, New York.

•
Acquired an ownership interest in an entity that holds an approximately $2.5 million non-performing junior mezzanine loan indirectly secured by a 194 unit apartment complex located in Jacksonville, Florida.  The loan matured on March 30, 2011 and the venture has commenced foreclosure on its collateral.

•	Capital Markets Activities

•	Increased the Company’s credit facility to $50.0 million from $35 million, with an expansion option of up to $150.0 million, and extended its maturity date to March 2014.

•	Closed a public offering of 5.75 million Common Shares at a price of $11.25 per Common Share (before underwriter’s discounts) resulting in net proceeds of approximately $61.6 million.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

Second Quarter 2011 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the second quarter of 2011 of $0.1625 per Common Share payable on July 15, 2011 to common shareholders of record on June 30, 2011.

The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share and per Series C Preferred Share which is payable on August 1, 2011 to the holders of Series B-1 Preferred Shares or Series C Preferred Shares, as applicable, of record on June 30, 2011.

Conference Call Information

The Company will host a conference call to discuss its first quarter 2011 results today, Thursday, May 5, 2011 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  A replay of the call will be available through June 6, 2011 by dialing (877) 660-6853; account #286, confirmation #368936.  An online replay will also be available through June 6, 2011.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock. For more information please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

 Financial Results

Financial results for the three months ended March 31, 2011 and 2010 are as follows (in thousands except per share amounts):

	Three Months Ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)

Revenue
Rents and reimbursements	$10,986	$9,320
Interest, dividends and discount accretion	9,672	3,209
	20,658	12,529

Expenses
Property operating	4,045	1,949
Real estate taxes	1,255	720
Depreciation and amortization	3,481	2,300
Interest	4,613	3,651
General and administrative	2,524	1,907
State and local taxes	29	14
	15,947	10,541

Other income (loss)
Earnings from preferred equity investments	83	83
Equity in loss of equity investments	(1,355)	(527)

Realized gain on sale of securities carried at fair value	124	695
Unrealized gain on securities carried at fair value	886	2,540
Unrealized gain (loss) on loan securities carried at fair value	2,813	(613)
Interest income	93	37
	2,644	2,215

Income from continuing operations	7,355	4,203

Discontinued operations
Income from discontinued operations	47	247

Consolidated net income	7,402	4,450
Income attributable to non-controlling interest	(204)	(245)
Net income attributable to Winthrop Realty Trust	7,198	4,205
Income attributable to non-controlling redeemable preferred interest	(59)	(113)
Net income attributable to Common Shares	$7,139	$4,092

Comprehensive income
Consolidated net income	$7,402	$4,450
Change in unrealized gain on available for sale securities	-	7
Change in unrealized gain on interest rate derivative	63	40
Comprehensive income	$7,465	$4,497

Per Common Share Data – Basic:
Income from continuing operations	$0.26	$0.19
Income from discontinued operations	-	0.01
Net income attributable to Winthrop Realty Trust	$0.26	$0.20

Per Common Share Data – Diluted:
Income from continuing operations	$0.26	$0.19
Income from discontinued operations	-	0.01
Net income attributable to Winthrop Realty Trust	$0.26	$0.20

Basic Weighted-Average Common Shares	27,079	20,598
Diluted Weighted-Average Common Shares	27,081	21,389

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three months ended March 31, 2011 and 2010 (in thousands, except per share amounts):

	Three Months Ended March 31,
	2011 (unaudited)	2010 (unaudited)

Basic

Net income attributable to Winthrop Realty Trust	$7,198	$4,205
Real estate depreciation	2,118	1,506
Amortization of capitalized leasing costs	1,365	825
Real estate depreciation and amortization of unconsolidated interests	2,263	2,134
Less: Non-controlling interest share of depreciation and amortization	(792)	(785)

Funds from operations	12,152	7,885

Series C Preferred Share dividends	(59)	(113)
Allocation of earnings to Series B-1 Preferred Shares	(72)	(5)
Allocation of earnings to Series C Preferred Shares	(55)	(114)

Funds from operations applicable to Common Shares - Basic	$11,966	$7,653

Weighted-average Common Shares	27,079	20,598

Fund from operations per Common Share – Basic	$0.44	$0.37

Diluted

Funds from operations	12,152	7,885

Series C Preferred Share dividends	(59)	-
Allocation of earnings to Series B-1 Preferred Shares	(72)	(5)
Allocation of earnings to Series C Preferred Shares	(55)	-

Funds from operations applicable to Common Shares - Diluted	$11,966	$7,880

Basic weighted-average Common Shares	27,079	20,598
Stock options (1)	2	2
Series B-1 Preferred Shares (2)	-	-
Series C Preferred Shares (3)	-	789
Diluted weighted-average Common Shares	27,081	21,389

Fund from operations per Common Share – Diluted	$0.44	$0.37

(1)	The Trust’s stock options were dilutive for the three months ended March 31, 2011 and 2010.

(2)	The Trust’s Series B-1 Preferred Shares were anti-dilutive for the three months ended March 31, 2011 and 2010.

(3)	The Trust’s Series C Preferred Shares were anti-dilutive for the three months ended March 31, 2011 and dilutive for the three months ended March 31, 2010.

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.  In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided above in this press release.

Consolidated Balance Sheets:
(in thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$36,495	$37,142
Buildings and improvements	273,071	271,357
	309,566	308,499
Less: accumulated depreciation	(38,084)	(36,232)
Investments in real estate, net	271,482	272,267

Cash and cash equivalents	21,240	45,257
Restricted cash held in escrows	30,648	8,593
Loans receivable, net	105,390	110,395
Accounts receivable, net of allowances of $378 and $262, respectively	12,534	12,402
Securities carried at fair value	14,695	33,032
Loan securities carried at fair value	14,132	11,981
Preferred equity investment	4,034	4,010
Equity investments	106,606	81,937
Other receivables, net	8,459	-
Lease intangibles, net	25,651	26,821
Deferred financing costs, net	1,479	1,158
Assets held for sale	3,710	2,275
TOTAL ASSETS	$620,060	$610,128

LIABILITIES
Mortgage loans payable	$212,155	$230,443
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 shares authorized and outstanding at March 31, 2011 and December 31, 2010, respectively	21,300	21,300
Secured Financing	15,150	-
Revolving line of credit	33,875	25,450
Accounts payable and accrued liabilities	11,982	12,557
Dividends payable	4,441	4,431
Deferred income	1,206	150
Below market lease intangibles, net	2,503	2,696
Liabilities of held for sale assets	537	33
TOTAL LIABILITIES	303,149	297,060

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING REDEEMABLE PREFERRED INTEREST
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 144,000 shares authorized and outstanding at March 31, 2011 and December 31, 2010, respectively	3,221	3,221
Total non-controlling redeemable preferred interest	3,221	3,221

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Common Shares, $1 par, unlimited shares authorized; 27,088,347 and 27,030,186 issued and outstanding at March 31, 2011 and December 31, 2010, respectively	27,088	27,030
Additional paid-in capital	570,208	569,586
Accumulated distributions in excess of net income	(298,045)	(300,782)
Accumulated other comprehensive loss	-	(63)
Total Winthrop Realty Trust Shareholders’ Equity	299,251	295,771
Non-controlling interests	14,439	14,076
Total Equity	313,690	309,847
TOTAL LIABILITIES AND EQUITY	$620,060	$610,128

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended March 31, 2011 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614